TRINITY  RAIL  OPERATIONS

Oakbrook  Terrace  Tower
One  Tower  Lane,  Floor  29
Oakbrook  Terrace,  IL  60181
Tel  630-571-5900
Fax  630-571-5793
www.trinityrail.com
TRINITY  RAIL  OPERATIONS

Oakbrook  Terrace  Tower
One  Tower  Lane,  Floor  29
Oakbrook  Terrace,  IL  60181
Tel  630-571-5900
Fax  630-571-5793
www.trinityrail.com



     October  22,  2002



PLM  Transportation  Equipment  Corporation
One  North  LaSalle,  Suite  2700
Chicago,  IL  60602

Attn:     Michael  Clayton
          President

Re:     Pressure  Tank  Car  Order

Dear  Mr.  Clayton:

This letter amends, restates and supersedes in its entirety the agreement dated May 24, 2002 between Trinity Tank Car, Inc. and PLM Transportation Equipment Corporation and its affiliates ("Amended Agreement") concerning an order for one thousand fifty (1050) pressure tank rail cars. Accordingly, the parties hereto agree as follows:

1.     Parties.  The  parties  to  this  Amended Agreement are Trinity Tank Car,
       -------
Inc. (herein "TTCI"), represented herein by Trinity Rail Operations, Trinity Industries Leasing Company, Inc. (herein "TILC"), PLM Transportation Equipment Corporation (herein "PLM") and Rail Investors I, LLC, a Delaware limited liability company (herein "RI"), represented herein by PLM, RI's Manager.

2.     Firm Order.  Subject to Section 6 hereof and the terms and conditions set
       ----------
forth herein, PLM, for its own account or on behalf of one or more of its affiliated entities, including RI, agrees to either purchase from TTCI or lease from TILC a total of one thousand fifty (1,050) pressure tank rail cars [herein collectively the "Rail Cars", or as to a purchased Rail Car(s) the "Purchased Rail Car(s)" or as to a leased Rail Car(s) the "Leased Rail Car(s)"].

3.     Term.  The  term  of this Amended Agreement shall be from the date of the
       ----
initial delivery of a Rail Car ("First Delivery Date") through August 31, 2005 and any extension pursuant hereto or Appendix A or Appendix B (herein the "Term"). The "First Term" shall be from the First Delivery Date through August 31, 2003, the "Second Term" shall be from September 1, 2003 through August 31, 2004 and the "Third Term" shall be from September 1, 2004 through August 31, 2005, with each such term also referred to as an "Annual Term".

4.     Delivery.  The  term  "Delivery"  as used in this Amended Agreement shall
       --------
occur upon and be evidenced by PLM's or RI's execution of a certificate of acceptance. Subject to the terms hereof, TTCI agrees to Deliver and PLM and RI commit to accepting Delivery, jointly or severally, of at least three hundred fifty (350) of the Rail Cars per Annual Term over the Term. If in the First Term PLM and RI, jointly or severally, takes Delivery of more or less than 350 Rail Cars, then in the

Second Term PLM and/or RI shall be obligated to take Delivery, jointly or severally, of a number of Rail Cars that equals 350 plus or minus the First Term shortfall or excess, respectively. In the Third Term PLM and/or RI shall only be obligated to take Delivery, jointly or severally, of a number of Railcars that when added to the First Term and Second Term Deliveries equals 1050 for the Term, provided that during the Term, the number of Purchased Rail Cars shall not be less than three hundred fifteen (315).

While PLM and RI may elect to take Delivery of more than 350 Rail Cars in any Annual Term, such Delivery shall at all times be subject to TTCI's prior sale of production space. TTCI will keep PLM informed of TTCI's available production space for information purposes in case PLM or RI should desire to order and take Delivery of more than 1050 Rail Cars during the Term. At PLM's option and in writing, PLM shall have the option to order more than 1050 Rail Cars on the terms provided herein, provided that all Deliveries occur by the end of the Term, are in continuous production runs, and are pursuant to the terms herein, including but not limited to the payment and credit terms. In the event that TTCI does not have available production space to complete all Deliveries for additional Rail Cars by the end of the Term, the parties agree to negotiate in good faith a reasonable extension of Deliveries beyond the Term, such extension not to exceed three (3) months.

Unless otherwise agreed to in writing, Deliveries during the First Term shall occur in two continuous production runs of like Rail Cars, with one run commencing Delivery on September 1, 2002 for two hundred ninety Rail Cars (290) at a rate of approximately four (4) Rail Cars per working day and the second run commencing Delivery on or about July 1, 2003 at a rate of approximately three
(3) Rail Cars per working day for sixty (60) Rail Cars. Unless otherwise agreed in writing, Deliveries during the Second Term and Third Term will also be manufactured in continuous production runs with Deliveries commencing on or about September 1 of each year during those Annual Terms at a rate of approximately three (3) Rail Cars per working day.

5.     Designation.  Unless  otherwise  agreed  to  in writing at least ten (10)
       -----------
business days prior to the scheduled Delivery of Rail Cars, PLM and RI agree at all times that at least 30% of Rail Cars (including Rail Cars that are part of the original 1050 order hereunder and any additional Rail Cars ordered pursuant to the option in Paragraph 6 below) Delivered pursuant hereto shall be Purchased Rail Cars and the balance shall be Leased Rail Cars. Purchased Rail Cars shall be acquired pursuant to the terms and conditions set forth in Appendix A attached hereto and incorporated herein. Leased Rail Cars shall be leased pursuant to the terms and conditions set forth in Appendix B attached hereto and incorporated herein.

6.     Option to Purchase Additional Cars.  PLM shall have an option to purchase
       ----------------------------------
in excess of the 1050 Rail Cars Delivered under this Amended Agreement, at the same price and under the same terms and conditions as expressed in this Amended Agreement, provided that (a) the additional Rail Cars are, except as contemplated by Paragraph 3 of Appendix A, the same configuration and specification of the Rail Cars, (b) PLM tenders written notice to TTCI of PLM's intention to purchase additional Rail Cars setting forth the quantity (c) the Delivery of the additional Rail Cars takes place as a continuous production run to the last Rail Car delivered out of the 1050 Rail Cars or as otherwise agreed to and (d) the last date of Delivery of any and all additional Rail Cars is on or before September 30, 2005, unless extended pursuant to Section 4 hereof.

7.     Option  to  Purchase  the  Leased  Rail Cars.  RI shall have an option to
       --------------------------------------------
acquire title to all or any portion of the Leased Rail Cars in accordance with the terms and conditions of the lease set forth in Appendix B.

8.     Confidentiality.  The  parties  agree  that  the  terms  and  conditions
       ---------------
contained in this Amended Agreement, including all appendices and other attachments or exhibits hereto, the exchange of information between the parties arising from this Amended Agreement, any collateral or ancillary agreements or documents hereto and information on PLM's or RI's customers and operations shall be kept confidential and shall not be disclosed to a third party without the express written consent of PLM or RI, as the case may be, except as required by law or as may be provided to a party's legal, accounting or other advisors or financing sources who shall be bound by the same confidentiality obligations as set forth herein.

9.     Entire  Agreement.  This  Amended  Agreement and the documents referenced
       -----------------
herein constitute the entire agreement between the parties in respect of the Rail Cars, and the acquisition or leasing thereof.

Please sign this Amended Agreement as confirmation of PLM's and RI's acceptance of the terms and conditions contained herein and forward one executed original to me for our files. We look forward to this conducting this business with PLM and RI. Thank You.

     Sincerely  yours,

Trinity  Tank  Car,  Inc.


     Martin  Graham
President

AGREED  AND  ACCEPTED  AS  TO  FORM  AND  SUBSTANCE:
PLM  Transportation  Equipment  Corporation


By:______________________________________
     Michael  Clayton
     President
Date     October  22,  2002


AGREED  AND  ACCEPTED  AS  TO  FORM  AND  SUBSTANCE:
Rail  Investors  I,  LLC
by:  PLM  Transportation  Equipment  Corporation,  Manager


By:______________________________________
     Michael  Clayton
     President
Date     October  22,  2002


AGREED  AND  ACCEPTED  AS  TO  FORM  AND  SUBSTANCE:
Trinity  Industries  Leasing  Company,  Inc.


By:______________________________________
     Tom  Jardine
     Vice  President
Date     October  22,  2002

                                   APPENDIX A

                               Purchased Rail Cars
                              Terms and Conditions

TTCI and PLM agree to the following terms and conditions with respect to the acquisition of the Purchased Rail Cars:

1.     GENERAL  COMMERCIAL
       -------------------

A. The "Sales Price" for each 33,565 gallon, NCI pressure tank car (DOT112A400W) during the Term, constructed in accordance with revised Data Sheet 2002/213 dated 9/18/02, F.O.B., Longview, Texas shall be as set forth on Appendix C. The "Sales Price" for each 33,690 gallon, NCI pressure tank cars (DOT112A340A) during the Term, constructed in accordance with revised Data Sheet 2002/212 dated 9/18/02, F.O.B., Longview, Texas shall be as set forth on Appendix C.

B. During the Second Term and Third Term, in the event the cost of steel per Purchased Rail Car paid by TTCI increases or decreases on an annual average basis from the cost expected to be paid by TTCI as of May 24, 2002 (the "Base Cost"), the Sales Price for a Purchased Rail Car which is scheduled for Delivery during the Second Term and/or Third Term will increase or decrease by an amount equal to the excess of 3.5% over or under the Base Cost in each of such terms. TTCI will provide PLM written notice of any such Sales Price increase or decrease, which increase or decrease shall take effect only as to Purchased Rail Cars scheduled for Delivery following six (6) months from the date of such notice. If the TTCI notice advises PLM of a Sales Price increase, then PLM shall have the option to cancel all or any portion of Purchased Rail Cars scheduled for Delivery which are affected by an increase in the Sales Price provided PLM gives TTCI written notice of cancellation within thirty (30) days of receipt of the TRCI notice of a Sales Price increase.

C. Upon request from TTCI, PLM agrees to provide to TTCI satisfactory evidence of cash on deposit or confirmed credit facility to support the Sales Price for a minimum of one hundred five (105) Purchased Rail Cars decreased by the total amount of payments received by TTCI for Purchased Rail Cars delivered to PLM hereunder, and agrees to maintain such cash or credit until such one hundred five (105) Purchased Rail Cars are fully paid in accordance with these terms and conditions. For all Purchased Rail Cars in excess of the 105, PLM agrees to provide similar satisfactory evidence of cash on deposit or credit facility upon request and at least six (6) months prior to the date any Delivery of a Purchased Rail Car is scheduled.

2.     WARRANTY - TRCI (herein "Seller") warrants solely to PLM or its permitted
       --------
assigns (herein "Buyer") for a period of one (1) year after Delivery that the Purchased Rail Cars (herein "Rail Cars") sold hereunder will be built in accordance with the applicable specifications and (except as to items specified by Buyer, items not manufactured or designed by Seller or items furnished or supplied by Buyer) will be free from defects in material and workmanship under normal use and service for such period. Seller's sole obligation under this paragraph is limited to repairing or replacing, at Seller's option, at its plant or a place designated by Seller, any part or parts of the Rail Cars that is, or are, not in conformity with this warranty and which are returned to Seller within one (1) year of the Delivery of such Rail Cars, transportation charges prepaid; provided, however, that an examination of the part or parts by Seller confirms the existence of such non-conformity. With respect to parts supplied by Seller but not manufactured by Seller, Seller's warranty shall in all respects conform to and be limited to the warranty actually extended to Seller by the supplier of the part.

This  warranty  shall  not apply to any part or parts of any Rail Cars purchased
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hereunder  which  has  been  subjected  to  misuse,  negligence,  alteration, or
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accident.  This  warranty  is conditional upon compliance by Buyer with loading,
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use  and  handling  procedures which qualify as good commercial practices of the
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trade  and  in  a  manner  or  configuration  consistent  with  the  applicable
-------------------------------------------------------------------------------
specifications.  Seller  shall  not  be  responsible  for  any failure caused by
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misloading,  physical  abuse,  accident  or  for  normal  wear  and  tear.
--------------------------------------------------------------------------

THIS  WARRANTY IS EXCLUSIVE AND IT IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES:
(1) EXPRESS OR IMPLIED; (2) WRITTEN OR ORAL; (3) AT LAW, IN EQUITY OR UNDER CONTRACT, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; AND, (4) NOTWITHSTANDING ANY COURSE OF DEALING BETWEEN THE PARTIES OR CUSTOM AND USAGE IN THE TRADE TO THE CONTRARY. SELLER SHALL HAVE NO LIABILITY FOR LOST PROFIT OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OF BUYER, NOR FOR ANY DAMAGES ARISING FROM THE DERAILMENT OF RAILCARS CAUSED DIRECTLY OR INDIRECTLY (OR CONTRIBUTED TO IN ANY
WAY)  BY  A  NON-CONFORMING  OR  DEFECTIVE  RAIL  CAR  SUPPLIED  BY  SELLER.

3.     SPECIFICATIONS  AND CHANGES- In the event that it shall become impossible
       ---------------------------
for Seller to secure materials required for the building of the Rail Cars in exact accordance with specification requirements by reason of government regulations or by reason of priorities given to defense orders or for any other reason beyond the control of Seller, Seller, may make changes in the specifications not materially affecting the strength or efficiency of the Rail Cars for railroad use and interchange, and Buyer agrees that it will not unreasonably withhold its consent to each change. Any changes in the specification desired by Buyer must be requested in writing, and Seller shall attempt to comply with such requests, but only upon the condition that a written agreement is entered into with Buyer specifying the precise changes and the amount of any adjustment in the quoted purchase price.

4.     DELIVERY-  Seller  shall  deliver the Rail Cars to Buyer at such point or
       --------
points  as  shall  be  determined  by  the mutual agreement of Seller and Buyer.
Unless otherwise agreed to in writing, Delivery of Rail Cars shall be F.O.B. Seller's plant. The time of Delivery of the Rail Cars is conditioned upon the date of acceptance of the Proposal, Seller's ability to secure steel and other material to enable Seller to meet production requirements for the Rail Cars, and Rail Cars on order which precede these Rail Cars in Seller's production. Seller shall not be liable for any delay or failure to perform in whole or in part caused by restriction or regulation imposed by the federal or any state government or any subdivision or agency thereof or by fires, floods, strikes, work stoppages, accidents, casualties, inability to procure supplies and raw materials from usual sources at customary pricing, delays in transportation, or other causes beyond Seller's control including, but not limited to, Buyer's failure to provide in a timely manner any parts, components or equipment which it has agreed to supply. In the event of any delay beyond Seller's control, Buyer shall have no right to terminate and the parties agree the date of Delivery or performance shall be extended for a period equal to the time lost by reason of the delay, provided, however, if such delay is in excess of six months, Buyer shall have the option to terminate its obligations hereunder with respect to any Rail Cars so delayed. If Delivery of any items necessary for the Delivery of the Rail Cars is delayed by Buyer for more than ten (10) days, Seller may adjust the purchase price payable hereunder to reflect the damages attributable to such delay. Delay in Delivery of any of the Rail Cars that is not due to Seller's willful act shall not constitute a default under the Amended Agreement, nor shall Seller be under any obligation to arrange for shipment and acceptance of any required materials in advance of Seller's actual needs.

5.     PRICES,  ACCEPTANCE,  AND TERMS OF PAYMENT - The Sales Prices provided by
       ------------------------------------------
Seller to Buyer reflect Seller's prices for specified Rail Cars on the date hereof. These prices are subject to adjustment for any changes to the Rail Cars mutually agreed upon by Seller and Buyer. The prices do not include any international, federal, state or local sales, use or related taxes, however designated or imposed, and any such sales, use or similar tax arising out of this transaction shall be for Buyer's account. Further, if any tax, tariff, duty or charge now or hereafter imposed by any governmental authority or agency, foreign or domestic, upon the Rail Cars sold hereunder or upon the production, sale, transportation, use or Delivery thereof is required to be paid or collected by Seller, directly or indirectly, whether the same is assessed against Seller on behalf of Buyer or by virtue of Seller's contracts with Seller's vendors, the amount thereof shall be added to the price provided for herein and be charged to Buyer for payment hereunder.

Unless otherwise agreed in writing, Customer agrees to accept Delivery of all, or any number of, the Rail Cars as they are completed and delivered to Customer. The term "Delivery" as used in this Agreement shall occur upon and be evidenced by Buyer's execution of a certificate of acceptance. Customer shall pay the full amount of the purchase price upon the date mutually agreed upon by the parties.

In the event any payment is not received by Seller on the date due for such payment, Seller shall charge interest on the unpaid balance at a rate of three percent (3%) per annum above the prime rate in effect on the payment date at Bank of America , Illinois or the highest rate permitted by law, whichever is lower, from the specified date on which such payment was due through and including the date on which actual payment in full is made by Buyer.

Notwithstanding any Delivery to, or possession of the Rail Cars by, Buyer or any partial payment made by Buyer hereunder, Seller shall, and hereby does, retain a security interest in each Rail Car sold hereunder for its full value from the earliest date each component, workmanship, material or other good or service is identified to Buyer's order to the date upon which Buyer has satisfied all of its obligations to Seller hereunder with respect to such Rail Car. If Buyer shall not make payment as aforesaid, Buyer agrees to execute such instruments and take such other action as shall be reasonably requested by Seller to vest in Seller or its designee full title to, and at Seller's option possession and control of, the Rail Cars, whereupon Seller may, at its election, terminate this Agreement and sell, lease, retain or otherwise dispose of the Rail Cars. In addition to the foregoing and without limiting Seller's rights or remedies, Seller may at any time take such other actions and exercise such other remedies as may be permitted by law or by these terms and conditions in the event Buyer fails to pay the purchase price as and when due; provided, however, that Buyer shall not thereby be relieved of its obligations to make payment to Seller as aforesaid. Purchaser acknowledges that this Agreement shall constitute a security agreement between the parties.

6.     INVOICING  -  Payment  for  delivered  Purchased  Rail Cars is due on the
       ---------
Wednesday following each week's delivery. TTCI will invoice PLM the Monday after each weekly delivery, and provide a Bill of Sale dated the date of delivery (to be effective only upon receipt of payment from PLM to TTCI) and Certificates of Inspection along with the invoice. This material will be sent by overnight express mail for Tuesday morning delivery to PLM's Chicago offices. The Purchased Rail Cars will be shipped to PLM once TTCI receives confirmation from its bank of a wire transfer payment.

7.     INSPECTION  -  Seller  shall  give Buyer full opportunity to inspect Rail
       ----------
Cars during construction at Seller's plant. Such inspection shall be so conducted as to not interfere unreasonably with Seller's operations and consequent approval or rejection shall be made by Buyer before shipment of the Rail Cars. Upon completion of each Product, Buyer shall execute a certificate of inspection covering all Rail Cars found to be completed in accordance with the specifications and shall deliver the executed certificates to Seller. Each inspection certificate, with respect to Rail Cars covered thereby, shall be final and conclusive evidence that such Rail Cars conform in workmanship, material and construction, and in all other respects, to the requirements and provisions of this Amended Agreement.

8.     CANCELLATION  -  The  Amended  Agreement  cannot be modified, canceled or
       ------------
terminated by either party in whole or in part, except with the other party's consent in writing and signed by a duly authorized representative, and then only upon terms and conditions which include protection of such party against all loss arising out of such termination Notwithstanding the foregoing, the cancellation provisions in Paragraph 1.B. of Appendix A to the Amended Agreement shall prevail over this Section 7 solely with respect to the cancellations contemplated therein.

9.     NON-DISCLOSURE  - Except as required by law, each party hereto agrees not
       --------------
to disclose to any third party other than its lenders and other financing sources, financial and legal advisors and consultants ("Representatives"), the terms and conditions of the Amended Agreement, or the information received from the other party or its Representatives in either negotiating the Amended Agreement or in the performance of the Amended Agreement. In addition, Buyer agrees not to use or disclose information disclosed by Seller which is identified in writing as being confidential with respect to rail cars hereunder with respect to Rail Cars purchased from another party. Such Representatives shall also be under the same confidentiality obligations set forth herein, except to the extent required to complete the financing requirements associated with the sale of the Rail Car herein. This obligation shall survive the completion of the Amended Agreement. The obligations of this provision shall not apply to any information, data, or designs which either party can show it possessed prior to its disclosure by the other party, was or has become available to the public domain, or, is subsequently provided to it by another party having the right to possess and disclose the information, data or designs.

10.     PATENT INDEMNITY - Seller shall indemnify Buyer against any judgment for
        ----------------
damages and costs which may be rendered against Buyer in any claim or suit brought on account of the alleged infringement of any United States patent by any Rail Cars supplied by Seller hereunder, except to the extent made in accordance with materials, designs or specifications furnished or designated by Buyer, in which case Buyer shall indemnify Seller against any judgment for damages and costs which may be rendered against Seller in any claim or suit brought on account of the alleged infringement of any United States patent by such Rail Cars or by such materials, designs or specifications. In either case prompt written notice shall be given to the party from whom indemnity is sought, and such indemnifying party shall have the right to settle or defend the claim or suit as that party may see fit with counsel of its choosing, and the party seeking indemnity shall render every reasonable assistance in the defense or settlement of such claim or suit. The right to settle shall include, without limitation, the procurement of a license for continued use of the Rail Cars, or the replacement or reconfiguration of the Rail Cars to make such use non-infringing, at the indemnifying party's expense. Neither Seller nor Buyer shall in any event be liable to the other for any special, indirect, incidental or consequential damages arising out of or resulting from any infringement, or alleged infringement, of any patent.

11.     MATERIAL,  EQUIPMENT,  FACILITIES AND SPECIAL TOOLING - Unless otherwise
        -----------------------------------------------------
agreed  in  writing,  all  material,  equipment,  facilities and special tooling
(which term includes but is not limited to jigs, dies, fixtures, molds, patterns, special test equipment, manufacturing aids and replacements thereof) used in the manufacture of the Rail Cars covered hereby shall be and remain the property of Seller. With respect to any such items that are owned or furnished by Buyer, Seller will use all commercially reasonable efforts to handle and store such equipment carefully while it is in Seller's possession, but Seller shall not be liable for damage or loss thereof. If during the two (2) year period immediately following this order no orders have been placed by Buyer requiring the use of any such items, Seller may dispose thereof as it sees fit without liability to Buyer after thirty (30) days prior notice to Buyer at its last known address.

12.     RISK OF LOSS - Sellershall bear all risks of physical loss of a Rail Car
        ------------
at Seller's plant until Delivery of the Rail Car to Buyer, except that Seller shall not be responsible for any loss or damages with respect to the Rail Cars caused by Buyer 's employees or representatives. Delivery of a Rail Car shall transfer to Buyer the risk of loss as to each delivered Product. Buyer shall make and bear the cost of shipment and insurance during shipment of the Rail Cars.

13.     ASSIGNMENT  - The Amended Agreement shall not be assigned in whole or in
        ----------
part by either party without the written consent of the other party, such consent not to be unreasonably withheld, except that Seller or Buyer may assign its rights, liabilities and obligations to one or more of its affiliates without prior written notice to, or consent from, the other party. Any and all such obligations howsoever arising shall be and remain enforceable by Buyer, its successors and assigns only against Seller, its successors and assigns (other than any assignee of payments hereunder). In the event of any assignment hereunder, the assigning party shall retain its obligations hereunder.

14.     WAIVER  - The waiver by either party of any term, provision or condition
        ------
hereunder must be in writing and shall not be construed to be a waiver of any other term, condition or provision hereof, nor shall such waiver be deemed a waiver of any breach of the same condition or provision at any other time relating to this order or any future order.

15.     MODIFICATIONS  -  The  terms  and  conditions  contained  herein  may be
        -------------
modified only by writing signed by authorized representatives of Seller and Buyer.

16.     GOVERNING  LAW  - The terms of the Amended Agreement, and all rights and
        --------------
obligations thereunder, shall be governed by the laws of the State of Illinois, without regard to its conflicts of interest provisions. In the event of any action commenced by any party hereto in connection with this Agreement or the breach thereof, venue shall be exclusively in the State of Illinois.

6



                                   APPENDIX B

                                Leased Rail Cars
                              Terms and Conditions

For avoidance of doubt, any reference to cars, rail cars or Rail Cars herein shall mean Leased Rail Cars. TILC and RI, by and through PLM, as Manager of RI, agree to the following terms and conditions with respect to the leasing of the Leased Rail Cars:

1. RI, by and through its Manager PLM, shall lease the Leased Rail Cars described in the Amended Agreement pursuant to the terms and provisions of this Appendix B and the form of lease agreement set out in EXHIBIT B-1 attached hereto and incorporated herein (the "Lease"). RI shall lease the Leased Rail Cars from TILC or a designated affiliate. The "Lease Rate" for each 33,565 gallon, NCI pressure tank car (DOT112A400W) during the Term, constructed in accordance with revised Data Sheet 2002/213 dated 9/18/02, F.O.B., Longview, Texas shall be as set forth on Schedule C-4 of Appendix C. The "Lease Rate" for each 33,690 gallon, NCI pressure tank cars (DOT112A340W) during the Term, constructed in accordance with revised Data Sheet 2002/212 dated 9/18/02, F.O.B., Longview, Texas shall be as set forth on Schedule C-3 of Appendix C.

2. During the Second Term and Third Term, in the event the cost of steel per Leased Rail Car paid by TTCI increases or decreases on an annual average basis from the cost expected to be paid by TTCI as of May 24, 2002 (the "Base Cost"), the Lease Rate for a Leased Rail Car which is scheduled for Delivery during the Second Term and/or Third Term will increase or decrease by an amount equal to 0.1977% of the excess of 3.5% over or under the Base Cost in each of such terms. TILC will provide RI written notice of any such Lease Rate increase or decrease, which increase or decrease shall take effect as to all Leased Rail Cars following six (6) months from the date of such notice. If the TILC notice advises RI of a Lease Rate increase, then RI shall have the option to cancel all or any portion of Leased Rail Cars scheduled for Delivery which are affected by an increase in the Lease Rate provided RI gives TILC written notice of cancellation within thirty (30) days of receipt of the TILC notice of a Lease Rate increase.

3. RI agrees to execute in favor of TILC an assignment and security agreement in the form of EXHIBIT B-2 attached hereto and incorporated herein, providing for the collateral assignment to TILC of RI's subleases in and to the Leased Rail Cars as security on the Lease(s).

4. RI shall provide to TILC copies of all sub-leases signed by RI for the sub-leasing of the Rail Cars, and shall provide to TILC an accounting of all rents collected or uncollected under the terms of the sub-leases, evidence of all deposits and withdrawals with respect to the Maintenance Reserve Account (as hereinafter defined) and such other information reasonably requested by TILC relative to existing sub-leases. TILC shall be obligated to keep the sub-leases confidential from all parties, including its affiliates, employees and agents, pursuant to a confidentiality agreement in the form of EXHIBIT B-5 except that TILC will be able to use the sub-leases to verify all the financial information RI provides to TILC under this paragraph, and shall be authorized to utilize copies of particular sub-leases if an Event of Default exists under the Lease.

5. Commencing on the first Determination Date of September 1, 2003, and thereafter on September 1, 2004 (each a "Determination Date"), RI's right to lease any Second or Third Term Rail Cars from TILC during the Term shall be subject to each of the following conditions, and, if any one of the following conditions is not met, TILC may, in the exercise of its sole discretion, decline to lease any additional Second or Third Term Rail Cars to RI.

a. RI will deposit all Cash Flow (as defined hereunder) from the rail cars delivered during the First Term ("First Term Cars"), pursuant to the terms of a deposit account security interest and control agreement substantially in the form of Exhibit B-3, until such deposited amount, when combined with any other cash (including reserves deposited pursuant to paragraph 6) deposited by RI, equals two months of rental at the Lease Rate ("Rental") from the First Term Cars. RI will further deposit all Cash Flow (as defined hereunder) and such other cash deposited from the rail cars delivered during the Second Term ("Second Term Cars") until the amount deposited pursuant to this sentence and the preceding sentence equals two months of Rental from the First Term Cars plus two months of Rental for the Second Term Cars (the "Escrowed Amount"). To the extent that the Escrowed Amount is less than two months of Rental as of each Determination Date, RI shall provide a letter of credit in the amount of any such deficiency. At any time, RI may substitute a letter of credit totaling the Escrowed Amount from an institution reasonably acceptable to TILC in exchange for the Escrowed Amount.

     "Cash Flow" is equal to lease revenue received related to the Rail Cars less all payments to TILC, maintenance expenses (including reserve's deposited pursuant to paragraph 6), legal fees and other direct expenses related to the rail cars. Such costs shall include only that portion of related party management fees that are used to pay actual leasing costs (including commissions to PLM employees) and maintenance costs of RI's rail cars.

b. As of each Determination Date RI shall provide an officer's certificate stating (i) there is no default of a material nature under any of the sub-leases which individually or in connection with any existing defaults under sub-leases would materially effect RI's ability to perform its obligations under the Lease and (ii) the ratio of the Operating Cash Flow (as defined hereunder) of RI to the TILC Rental payments is at least 1.10 to 1.

     "Operating Cash Flow" is equal to lease revenue received less all lease payments related to the corresponding period paid to TILC, maintenance expenses, and other direct expenses related to the rail cars for the period of time that the cars are actually leased. In determining the period of time that the cars are actually leased, Rental payments made to TILC for no more than two off-lease months (the "Start-Up Months") may be eliminated for any rail car.

6. Pursuant to the Lease(s), RI is obligated to provide for the care and maintenance of the Rail Cars that are the subject of the Lease(s). To satisfy such obligation, RI shall establish and maintain, at a bank reasonably acceptable to TILC, a "Maintenance Reserve Account" into which RI shall deposit the amount of $25 per calendar month per Leased Rail Car (such deposit to commence as to each car upon the earlier of the assignment to a sub-lease, or the sixtieth day following RI's acceptance of each car), and such Maintenance Reserve Account shall be subject to a security interest and control agreement in the form of EXHIBIT B-4 attached hereto and incorporated herein. The Maintenance Reserve is intended to ensure that a very modest sum of money is available to defray repair and/or inspection expenses incurred late in the lease term. Thus, RI agrees that it shall be an event of default under the Lease(s) should RI make any withdrawal from the Maintenance Reserve account (a.) without TILC's consent (which consent shall not be unreasonably withheld in instances of significant and/or unexpected maintenance expenses incurred by RI) during the initial seven
(7) years of the lease term, or (b.) during the final three (3) years of the lease term for any purpose other than payment of costs associated directly with the care and maintenance of the Rail Cars as required under the Lease(s).

                                   EXHIBIT B-1
                                  TO APPENDIX B

                             (Attach form of Lease)

                                   EXHIBIT B-2
                                  TO APPENDIX B

                  (Attach form of Collateral Lease Assignment )

                                   EXHIBIT B-3
                                  TO APPENDIX B

                                     FORM OF
             DEPOSIT ACCOUNT SECURITY INTEREST AND CONTROL AGREEMENT
             -------------------------------------------------------
THIS DEPOSIT ACCOUNT SECURITY INTEREST AND CONTROL AGREEMENT ("DAA") is made and entered into as of this 22nd day of October, 2002, by and among COMERICA BANK - CALIFORNIA ("Bank"), Rail Investors I, LLC ("RI") a Delaware limited liability company ("Lessee") and Trinity Industries Leasing Company, Inc., a Delaware
           ------
corporation  ("Lessor"),  pursuant  to  the  Lease  described  below.
               ------
A. Pursuant to that certain Railroad Car Net Lease Agreement dated as of October 22, 2002, by and between Lessee and Lessor (together with any riders entered into pursuant thereto and as otherwise amended, supplemented or otherwise modified from time to time, the "Lease"), Lessor has agreed to lease
                                             -----
certain  railcars  to  Lessee.
B.     Lessee  has  established Account No. 1892257401 with Bank (the "Account")
                                                                       -------
into  which  Lessee  has  deposited  the  amount of $1,000 on November __, 2002.
C. The parties hereto desire to enter into this DAA in order to (a) grant to Lessor a security interest in the Account and all funds on deposit therein from time to time, (b) provide for the control of the Account by Lessor and to otherwise perfect the security interest of Lessor in the Account and all funds on deposit therein from time to time and (c) set forth their relative rights and duties with respect to the Account and all funds on deposit therein from time to time.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:
1.     Effectiveness.  This DAA shall take effect immediately upon its execution
       -------------
by all parties hereto. This DAA is supplemented by the terms of Bank's deposit account agreement with Lessee, the authorizations granted by Lessee and any other agreements between Bank and Lessee governing the Account and related services (collectively, the "Account Documents"). To the extent that any term
                               -----------------
of  any  Account  Document  conflicts  with  this  DAA,  this DAA shall control.

2.     Security  Interest.  As  collateral  security for Lessee's obligations to
       ------------------
Lessor under the Lease, Lessee hereby grants to Lessor a present and continuing security interest in (a) the Account, (b) all contract rights, claims and privileges in respect of the Account, and (c) all funds on deposit therein from time to time, and all proceeds of the foregoing, and Bank acknowledges that this DAA constitutes notice of Lessor's security interest in such collateral and does hereby consent thereto. Bank hereby agrees to be bound by the terms of this DAA. Lessee hereby agrees that Bank shall be entitled to comply with the written instructions of Lessor received by Bank with respect to the Account and all other collateral described in this Section 2.

3.     Control  of Account.  The Account shall be maintained by Bank in the name
       -------------------
of Lessee. All amounts in the Account shall be held by Bank on behalf of Lessor. Bank shall have exclusive possession of and sole dominion and control over the Account on behalf of Lessor. Lessee shall have no right to withdraw funds from the Account. If Bank has received written notice from Lessor that (i) Lessee has defaulted in the payment of a sum of money to be paid under the Lease and such default has continued for a period of ten (10) days after written notice from Lessor to Lessee of such default, (ii) Lessee has dissolved, made or committed an act of bankruptcy, or a proceeding under any bankruptcy or insolvency statute of any laws relating to relief of debtors has been commenced by Lessee or such proceeding has been commenced against Lessee and the same shall has not been removed within sixty (60) days of the date of the filing thereof, or a receiver, trustee or liquidator has been appointed for Lessee or for all or a substantial part of Lessee's assets with Lessee's consent or if without Lessee's consent, the same has not been removed within sixty (60) days of the appointment thereof or (iii) payment by Lessee under the Lease has been avoided as a preference payment under applicable bankruptcy, insolvency, receivership or other similar laws (the "Notice"), Lessor shall be entitled to
                                           ------
withdraw any or all funds on deposit in the Account and to apply such funds to satisfy outstanding obligations of Lessee to Lessor under the Lease and Bank shall comply with the instructions of Lessor directing such disposition of the funds in the Account without further consent by Lessee.

4.     Investments.  Until  Bank  has received a Notice, funds on deposit in the
       -----------
Account shall be invested in Permitted Investments (as defined below) at the written direction of Lessee. After a Notice, funds on deposit in the Account shall be invested at the written direction of Lessor. Investment earnings on funds on deposit in the Account shall remain in the Account. Investment losses on funds on deposit in the Account shall be charged to the Account. Possession of any certificate evidencing any Permitted Investment (as defined below) shall be retained by Bank for the benefit of Lessor. If at any time Lessee or Lessor, as applicable, fails to direct investment, Bank is authorized to invest funds held in the Account in any Permitted Investment (as defined below). "Permitted Investments" shall mean any of (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, (ii) commercial paper (other than commercial paper issued by Lessee or any affiliate of Lessee), having, at the time of investment or contractual commitment to invest therein, a rating from each of Standard & Poors and Moody's in its highest investment category (currently A1+ and P1, respectively) or (iii) investments in money market funds rated in the highest investment category by each of Standard & Poors and Moody's (currently A1+ and P1, respectively).]

5.     Statements  and  Other  Information.  Lessee  authorizes Bank to and Bank
       -----------------------------------
shall, upon Lessor's request, provide Lessor with copies of the regular monthly bank statements provided to Lessee and such other information relating to the Account as shall reasonably be requested by Lessor. Lessee authorizes Bank to and Bank shall also deliver a copy of all notices and statements required to be sent to Lessee pursuant to any agreement governing or related to the Account to Lessor at such times as provided therein.

6.     No  Offset.  Bank  agrees  not  to exercise or claim any right of offset,
       ----------
right of recoupment, security interest, banker's lien or other like right against the Account for so long as this DAA is in effect except Bank's reasonable and customary charges, fees and expenses with respect to the Account or the services provided in connection therewith or hereunder (collectively, "Charges").
   -----

7.     Priority  of  Lien.  Bank  hereby  waives  and  releases  all  liens,
       ------------------
encumbrances,  claims  and rights of setoff Bank may have against the Account or
       ----
any deposits therein and agrees that, except in respect of payments expressly set forth in Section 6, it will not assert any such lien, encumbrance, claim or right or the priority thereof against the Account or any deposits therein. Bank will not agree with any third party that Bank will comply with directions concerning the Account originated by such third party without the prior written consent of Lessor and Lessee.

8.     Exculpation  of  Bank.  Lessee  and  Lessor agree that Bank shall have no
       ---------------------
liability to either of them for any loss or damage that either or both may claim to have suffered or incurred, either directly or indirectly, by reason of this DAA or any transaction or service contemplated by the provisions hereof, unless occasioned by the gross negligence or willful misconduct of Bank. In no event shall Bank be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond Bank's reasonable control or for indirect, special, punitive or consequential damages.

9.     Indemnity.  Lessee  hereby  agrees to indemnify, defend and save harmless
       ---------
Bank against any loss, liability or expense (including reasonable fees and disbursements of counsel, including counsel who may be an employee of Bank) incurred in connection with this DAA or the Account (except to the extent due to Bank's willful misconduct or gross negligence) or incurred at Lessee's direction or instruction, including without limitation any Charges.

10.     Termination.  This DAA may be terminated by Lessee only upon delivery to
        -----------
Bank of a written notification thereof jointly executed by Lessee and Lessor. If an Event of Default exists under the Lease, this DAA may be terminated by Lessor at any time, with or without cause, upon its delivery of five (5) days' prior written notice thereof to each of Lessee and Bank. This DAA may be terminated by Bank at any time on not less than thirty (30) days' prior written notice delivered to each of Lessee and Lessor. After the effective date of such notice of termination, Bank will, unless Lessor and Lessee designate a replacement deposit account for such transfers, (i) immediately pay to the direction of Lessor all available funds, if any, then on deposit in, or otherwise to the credit of, the Account, less all outstanding Charges, and (ii) upon receipt, all available funds received after the effective date of such notice for deposit in, or otherwise to the credit of, the Account. The provisions of Sections 2, 3, 4 and 8 shall survive termination of this DAA unless and until specifically released by Lessor in writing. All rights of Bank under Sections 6, 7, 8 and 9 shall survive any termination of this DAA. Promptly after all obligations and indebtedness of the Lessee under the Lease shall have been fully discharged, the Lessor shall direct the Bank to return all available funds to or at the direction of Lessee.

11.     Irrevocable Agreements.  Lessee acknowledges that the agreements made by
        ----------------------
it and the authorizations granted by it in Sections 2, 3 and 4 hereof are irrevocable and that the authorizations granted in Sections 2, 3 and 4 hereof are powers coupled with an interest.

12.     Tax  Reporting.  All  items of income, gain, expense and loss recognized
        --------------
in the Account shall be reported to the Internal Revenue Service and all state and local tax authorities under the name of and taxpayer identification number of Lessee.

13.     Notices.  All notices, requests or other communications given to Lessor,
        -------
Bank or Lessee shall be given in writing (including by facsimile) at the address specified below:

     Lessee:     Rail  Investors  I,  LLC
     C/0  PLM  Transportation  Equipment  Corporation,  Manager
Attention:     Michael  Clayton
Address:     One  North  LaSalle  St.,  Suite  2700
     Chicago,  IL  60602
Telephone:     (312)  759  -  2742
     Facsimile:     (312)  857-1030

     Lessor:     Trinity  Industries  Leasing  Company,  Inc.
Attention:     Tom  Jardine
Address:     2525  Stemmons  Freeway
     Dallas,  TX  75207
Telephone:     (214)  589-8503
Facsimile:     (214)  589-8271

     Bank:     Comerica  Bank
Attention:     MASAKO  NODA
Address:     275  Battery  Street,  Suite  1100
     San  Francisco,  CA  94111
Telephone:     (415)  954-5003
Facsimile:     (415)  954-5020

Any party may change its address for notices hereunder by notice to each other party hereunder given in accordance with this Section 13. Each notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 13 and confirmation of receipt is made by the appropriate party, (b) if given by overnight courier, 24 hours after such communication is deposited with the overnight courier for delivery, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in this Section 13.
14.     Miscellaneous.
        -------------

A. This DAA may be amended only by a written instrument executed by Lessor, Bank, and Lessee acting by their respective duly authorized representatives.

B. This DAA shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, but neither Lessee nor Bank shall be entitled to assign or delegate any of its rights or duties hereunder without first obtaining the express prior written consent of Lessor, which shall not unreasonably be withheld. Not in limitation of the foregoing, Lessor may assign its rights under this DAA to one or more assignees (an any such assignee may further assign to a further assignee, if applicable) in connection with one or more financing transactions secured by or otherwise supported by the Lease, and any such assignee shall have the same rights as Lessor hereunder.

C. This DAA may be executed in any number of several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

D.     THIS DAA SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

IN WITNESS WHEREOF, each of the parties has executed and delivered this Account Agreement as of the day and year first above set forth.

     "Bank"
COMERICA  BANK  -  CALIFORNIA


By:___________________________________
Title:__________________________________


"LESSEE"
     Rail  Investors  I,  LLC
By:  PLM  Transportation  Equipment  Corporation,  Manager


     By:___________________________________
     Michael  Clayton
     Title:     President

     "LESSOR"
TRINITY  INDUSTRIES  LEASING  COMPANY


     By:___________________________________
     Tom  Jardine
     Title:     Vice  President

6

                                   EXHIBIT B-4
                                  TO APPENDIX B

                                     FORM OF

                  MAINTENANCE RESERVE ACCOUNT SECURITY INTEREST
                  ---------------------------------------------
                              AND CONTROL AGREEMENT
                              ---------------------

THIS MAINTENANCE RESERVE ACCOUNT SECURITY INTEREST AND CONTROL AGREEMENT ("MRA") is made and entered into as of this 22nd day of October, 2002, by and among COMERICA BANK - CALIFORNIA ("Bank"), Rail Investors I, LLC ("RI") a Delaware limited liability company ("Lessee") and Trinity Industries Leasing Company,
                               ------
Inc.,  a Delaware corporation ("Lessor"), pursuant to the Lease described below.
                                ------

A. Pursuant to that certain Railroad Car Net Lease Agreement dated as of October 22, 2002, by and between Lessee and Lessor (together with any riders entered into pursuant thereto and as otherwise amended, supplemented or otherwise modified from time to time, the "Lease"), Lessor has agreed to lease
                                             -----
certain  railcars  to  Lessee.

B.     Lessee  has  established Account No. 1892257419 with Bank (the "Account")
                                                                       -------
into  which  Lessee  has  deposited  the  amount of $1,000 on November __, 2002.

The parties hereto desire to enter into this MRA in order to (a) provide funds for the care and maintenance of the rail cars that are the subject of the Lease,
(b) grant to Lessor a security interest in the Account and all funds on deposit therein from time to time, (c) provide for the control of the Account by Lessor and to otherwise perfect the security interest of Lessor in the Account and all funds on deposit therein from time to time and (d) set forth their relative rights and duties with respect to the Account and all funds on deposit therein from time to time.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:
1.     Effectiveness.  This MRA shall take effect immediately upon its execution
       -------------
by all parties hereto. This MRA is supplemented by the terms of Bank's deposit account agreement with Lessee, the authorizations granted by Lessee and any other agreements between Bank and Lessee governing the Account and related services (collectively, the "Account Documents"). To the extent that any term
                               -----------------
of  any  Account  Document  conflicts  with  this  MRA,  this MRA shall control.

2.     Use  of Account Funds.  The funds on deposit in the Account shall be used
       ---------------------
solely for the purpose of meeting Lessee's obligations under the Lease to care for and maintain the railcars that are the subject of the Lease.

3.     Security  Interest.  As  collateral  security for Lessee's obligations to
       ------------------
Lessor under the Lease, Lessee hereby grants to Lessor a present and continuing security interest in (a) the Account, (b) all contract rights, claims and privileges in respect of the Account, and (c) all funds on deposit therein from time to time, and all proceeds of the foregoing, and Bank acknowledges that this MRA constitutes notice of Lessor's security interest in such collateral and does hereby consent thereto. Bank hereby agrees to be bound by the terms of this MRA. Lessee hereby agrees that Bank shall be entitled to comply with the written instructions of Lessor received by Bank with respect to the Account and all other collateral described in this Section 3.

4.     Control  of Account.  The Account shall be maintained by Bank in the name
       -------------------
of Lessee. All amounts in the Account shall be held by Bank on behalf of Lessor. Bank shall have exclusive possession of and sole dominion and control over the Account on behalf of Lessor. Lessee shall have the right to withdrawal funds from the Account solely for the purpose of complying with Lessee's obligations under the Lease for the care and maintenance of the rail cars that are the subject of the Lease. If Bank has received written notice from Lessor that (i) Lessee has defaulted in the payment of a sum of money to be paid under the Lease and such default has continued for a period of ten (10) days after written notice to Lessee of such default, (ii) Lessee has dissolved, made or committed an act of bankruptcy, or a proceeding under any bankruptcy or insolvency statute of any laws relating to relief of debtors has been commenced by Lessee or such proceeding has been commenced against Lessee and the same shall has not been removed within sixty (60) days of the date of the filing thereof, or a receiver, trustee or liquidator has been appointed for Lessee or for all or a substantial part of Lessee's assets with Lessee's consent or if without Lessee's consent, the same has not been removed within sixty (60) days of the appointment thereof, (iii) payment by Lessee under the Lease has been avoided as a preference payment under applicable bankruptcy, insolvency, receivership or other similar laws or (iv) Lessee has failed to maintain the rail cars that are the subject of the Lease in accordance with the requirements of the Lease or otherwise in Lessor's opinion (the "Notice"), Lessor shall be
                                                       ------
entitled to withdraw any or all funds on deposit in the Account and to apply such funds to satisfy Lessee's obligations of care and maintenance under the Lease and Bank shall comply with the instructions of Lessor directing such disposition of the funds in the Account without further consent by Lessee.

5.     Investments.  Until  Bank  has received a Notice, funds on deposit in the
       -----------
Account shall be invested in Permitted Investments (as defined below) at the written direction of Lessee. After a Notice, funds on deposit in the Account shall be invested at the written direction of Lessor. Investment earnings on funds on deposit in the Account shall remain in the Account. Investment losses on funds on deposit in the Account shall be charged to the Account. Possession of any certificate evidencing any Permitted Investment (as defined below) shall be retained by Bank for the benefit of Lessor. If at any time Lessee or Lessor, as applicable, fails to direct investment, Bank is authorized to invest funds held in the Account in any Permitted Investment (as defined below). "Permitted Investments" shall mean any of (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, (ii) commercial paper (other than commercial paper issued by Lessee or any affiliate of Lessee), having, at the time of investment or contractual commitment to invest therein, a rating from each of Standard & Poors and Moody's in its highest investment category (currently A1+ and P1, respectively) or (iii) investments in money market funds rated in the highest investment category by each of Standard & Poors and Moody's (currently A1+ and P1, respectively).

6.     Statements  and  Other  Information.  Lessee  authorizes Bank to and Bank
       -----------------------------------
shall, upon Lessor's request, provide Lessor with copies of the regular monthly bank statements provided to Lessee and such other information relating to the Account as shall reasonably be requested by Lessor. Lessee authorizes Bank to and Bank shall also deliver a copy of all notices and statements required to be sent to Lessee pursuant to any agreement governing or related to the Account to Lessor at such times as provided therein.

7.     No  Offset.  Bank  agrees  not  to exercise or claim any right of offset,
       ----------
right of recoupment, security interest, banker's lien or other like right against the Account for so long as this MRA is in effect except Bank's reasonable and customary charges, fees and expenses with respect to the Account or the services provided in connection therewith or hereunder (collectively, "Charges").
   -----

8.     Priority  of  Lien.  Bank  hereby  waives  and  releases  all  liens,
       ------------------
encumbrances,  claims  and rights of setoff Bank may have against the Account or
       ----
any deposits therein and agrees that, except in respect of payments expressly set forth in Section 7, it will not assert any such lien, encumbrance, claim or right or the priority thereof against the Account or any deposits therein. Bank will not agree with any third party that Bank will comply with directions concerning the Account originated by such third party without the prior written consent of Lessor and Lessee.

9.     Exculpation  of  Bank.  Lessee  and  Lessor agree that Bank shall have no
       ---------------------
liability to either of them for any loss or damage that either or both may claim to have suffered or incurred, either directly or indirectly, by reason of this MRA or any transaction or service contemplated by the provisions hereof, unless occasioned by the gross negligence or willful misconduct of Bank. In no event shall Bank be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond Bank's reasonable control or for indirect, special, punitive or consequential damages.

10.     Indemnity.  Lessee  hereby agrees to indemnify, defend and save harmless
        ---------
Bank against any loss, liability or expense (including reasonable fees and disbursements of counsel, including counsel who may be an employee of Bank) incurred in connection with this MRA or the Account (except to the extent due to Bank's willful misconduct or gross negligence) or incurred at Lessee's direction or instruction, including without limitation any Charges.

11.     Termination.  This MRA may be terminated by Lessee only upon delivery to
        -----------
Bank of a written notification thereof jointly executed by Lessee and Lessor. If an Event of Default exists under the Lease, this MRA may be terminated by Lessor at any time, with or without cause, upon its delivery of five (5) days' prior written notice thereof to each of Lessee and Bank. This MRA may be terminated by Bank at any time on not less than thirty (30) days' prior written notice delivered to each of Lessee and Lessor. After the effective date of such notice of termination, Bank will, unless Lessor and Lessee designate a replacement deposit account for such transfers, (i) immediately pay to the direction of Lessor all available funds, if any, then on deposit in, or otherwise to the credit of, the Account, less all outstanding Charges, and (ii) upon receipt, all available funds received after the effective date of such notice for deposit in, or otherwise to the credit of, the Account. The provisions of Sections 2, 3, 4 and 8 shall survive termination of this MRA unless and until specifically released by Lessor in writing. All rights of Bank under Sections 6, 7, 8 and 9 shall survive any termination of this MRA. Promptly after all obligations and indebtedness of the Lessee under the Lease shall have been fully discharged, the Lessor shall direct the Bank to return all available funds to or at the direction of the Lessee.

12.     Irrevocable Agreements.  Lessee acknowledges that the agreements made by
        ----------------------
it and the authorizations granted by it in Sections 2, 3 and 4 hereof are irrevocable and that the authorizations granted in Sections 2, 3 and 4 hereof are powers coupled with an interest.

13.     Tax  Reporting.  All  items of income, gain, expense and loss recognized
        --------------
in the Account shall be reported to the Internal Revenue Service and all state and local tax authorities under the name of and taxpayer identification number of Lessee.

14.     Notices.  All notices, requests or other communications given to Lessor,
        -------
Bank or Lessee shall be given in writing (including by facsimile) at the address specified below:

     Lessee:     Rail  Investors  I,  LLC
     C/0  PLM  Transportation  Equipment  Corporation,  Manager
Attention:     Michael  Clayton
Address:     One  North  LaSalle  St.,  Suite  2700
     Chicago,  IL  60602
Telephone:     (312)  759  -  2742
     Facsimile:     (312)  857-1030

     Lessor:     Trinity  Industries  Leasing  Company,  Inc.
Attention:     Tom  Jardine
Address:     2525  Stemmons  Freeway
     Dallas,  TX  75207
Telephone:     (214)  589-8503
Facsimile:     (214)  589-8271

     Bank:     Comerica  Bank
Attention:     MASAKO  NODA
Address:     275  Battery  Street,  Suite  1100
     San  Francisco,  CA  94111
Telephone:     (415)  954-5003
Facsimile:     (415)  954-5020

Any party may change its address for notices hereunder by notice to each other party hereunder given in accordance with this Section 14. Each notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 14 and confirmation of receipt is made by the appropriate party, (b) if given by overnight courier, 24 hours after such communication is deposited with the overnight courier for delivery, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in this Section 14.
15.     Miscellaneous.
        -------------

A. This MRA may be amended only by a written instrument executed by Lessor, Bank, and Lessee acting by their respective duly authorized representatives.

B. This MRA shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, but neither Lessee nor Bank shall be entitled to assign or delegate any of its rights or duties hereunder without first obtaining the express prior written consent of Lessor, which shall not unreasonably be withheld. Not in limitation of the foregoing, Lessor may assign its rights under this MRA to one or more assignees (an any such assignee may further assign to a further assignee, if applicable) in connection with one or more financing transactions secured by or otherwise supported by the Lease, and any such assignee shall have the same rights as Lessor hereunder.

C. This MRA may be executed in any number of several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

D.     THIS MRA SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

IN WITNESS WHEREOF, each of the parties has executed and delivered this Account Agreement as of the day and year first above set forth.

     "Bank"
COMERICA  BANK  -  CALIFORNIA


By:___________________________________
Title:__________________________________


"LESSEE"
     Rail  Investors  I,  LLC
By:  PLM  Transportation  Equipment  Corporation,  Manager


     By:___________________________________
     Michael  Clayton
     Title:     President

     "LESSOR"
TRINITY  INDUSTRIES  LEASING  COMPANY


     By:___________________________________
     Tom  Jardine
     Title:     Vice  President

                                   APPENDIX C

                      Sales Price and Lease Rate Schedules


DOT112A340W
TANK CARS
                                                         PLMX 135001-   PLMX 135151-   PLMX 135156-   PLMX 135191-
                                                              135150         135155         135190         135230
                                                         ------------   -------------  ------------   ------------
CUSTOMER ASSIGNMENTS. . . . . . . . . . . . . . . . . .                                      Exxon          Terra
-------------------------------------------------------  -----------  -------------  --------------  ------------
Quantity. . . . . . . . . . . . . . . . . . . . . . . .          150              5             35             40
-------------------------------------------------------  -----------  -------------  --------------  ------------
Base contract price . . . . . . . . . . . . . . . . . .  $    71,915    $    71,915    $    71,915    $    71,915
-------------------------------------------------------  -----------  -------------  --------------  ------------
   2" Rego TA7894P Valves . . . . . . . . . . . . . . .    no charge      no charge      no charge      no charge
-------------------------------------------------------  -----------  -------------  --------------  ------------
   MGM gauge device and other valves. . . . . . . . . .       - $250         - $250          -$250            N/A
-------------------------------------------------------  -----------  -------------  --------------  ------------
   Midland gauge device B-612-S . . . . . . . . . . . .          N/A            N/A      no charge      no charge
-------------------------------------------------------  -----------  -------------  --------------  ------------
   Change back to Midland A-257 and A-119 valves. . . .         +$35           +$35           +$35           +$35
-------------------------------------------------------  -----------  -------------  --------------  ------------
   Garlock 3300 gaskets . . . . . . . . . . . . . . . .         +$15           +$15            N/A           +$15
-------------------------------------------------------  -----------  -------------  --------------  ------------
   Universal Chemtrec decal . . . . . . . . . . . . . .         +$25           +$25           +$25           +$25
-------------------------------------------------------  -----------  -------------  --------------  ------------
   Hempel 4588 exterior paint . . . . . . . . . . . . .    no charge      no charge       no charge     no charge
-------------------------------------------------------  -----------  -------------  --------------  ------------
   Nitrogen purge with 2% oxygen and 5# Nitrogen pad. .        +$575          +$575           +$575         +$575
-------------------------------------------------------  -----------  -------------  --------------  ------------
   Miner series 2000 brake beams. . . . . . . . . . . .    no charge      no charge       no charge     no charge
-------------------------------------------------------  -----------  -------------  --------------  ------------
   Miner Side Bearings TCC III 45 L-T . . . . . . . . .         +$85           +$85            +$85          +$85
-------------------------------------------------------  -----------  -------------  --------------  ------------
   Reconditioned wheel sets from Progress Rail/Meridian       -$1530         -$1530          -$1530        -$1530
-------------------------------------------------------  -----------  -------------  --------------  ------------
   Lift Assist. . . . . . . . . . . . . . . . . . . . .        +$120          +$120           +$120         +$120
-------------------------------------------------------  -----------  -------------  --------------  ------------
   ASF Super Service Ridemaster . . . . . . . . . . . .    no charge            N/A             N/A           N/A
-------------------------------------------------------  -----------  -------------  --------------  ------------
   Buckeye Barber S2D trucks. . . . . . . . . . . . . .          N/A          +$350           +$350         +$350
-------------------------------------------------------  -----------  -------------  --------------  ------------
   Morton running boards. . . . . . . . . . . . . . . .    no charge      no charge       no charge     no charge
-------------------------------------------------------  -----------  -------------  --------------  ------------
   Product Deflector. . . . . . . . . . . . . . . . . .         +$45           +$45            +$45          +$45
-------------------------------------------------------  -----------  -------------  --------------  ------------
   Garlock 3545 gaskets and Viton A O-rings . . . . . .          N/A            N/A            +$65           N/A
-------------------------------------------------------  -----------  -------------  --------------  ------------
   Security Dome feature. . . . . . . . . . . . . . . .          N/A            N/A             N/A          +$50
-------------------------------------------------------  -----------  -------------  --------------  ------------
   Invoice Sales Price. . . . . . . . . . . . . . . . .  $    71,035  $      71,385  $       71,435  $     71,670
-------------------------------------------------------  -----------  -------------  --------------  ------------


SCHEDULE  C-1:  SELLING  PRICES

1. PLMX 135156-135190: Change to Garlock 3545 Gaskets and Viton A O-rings, change specific gravity of gauge rods
2. PLMX 135191-135230: Add security dome, change from MGM to Midland B612-S gauge device.
3. The reconditioned wheel set allowance is applicable to the first 230 tank cars. The allowance for the remaining tank cars is subject to the price in effect at the time wheel sets are ordered.
4. By mutual agreement of the parties, PLM or RI may select options for Outrigger Boards at an additional cost of $265 per Purchased Rail Car and $2.10 per month per Leased Rail Car and Aluminized Safety Valve Spring at an additional cost of $40.00 per Purchased Rail Car and $.32 per leased Rail Car. Other components and parts options shall be quoted separately upon request by PLM or RI.
5. The reporting marks and numbers for the 340W Rail Cars are PLMX 135001-135??? and for the 400W Rail Cars are PLMX 137001-137???. Each number series remains open through the term of the amended agreement.


DOT112A400W
TANK CARS
                                                         PLMX 137001-137060   SEE BELOW
                                                         -------------------  ----------
CUSTOMER ASSIGNMENTS. . . . . . . . . . . . . . . . . .                             Nova
-------------------------------------------------------  -------------------  ----------
Quantity. . . . . . . . . . . . . . . . . . . . . . . .                   35          25
-------------------------------------------------------  -------------------  ----------
Base contract price . . . . . . . . . . . . . . . . . .  $            74,995  $   74,995
-------------------------------------------------------  -------------------  ----------
   2" Rego TA7894P Valves . . . . . . . . . . . . . . .            no charge   no charge
-------------------------------------------------------  -------------------  ----------
   MGM gauge device and other valves. . . . . . . . . .               - $250      - $250
-------------------------------------------------------  -------------------  ----------
   Midland gauge device and other valves. . . . . . . .                  N/A         N/A
-------------------------------------------------------  -------------------  ----------
   Change back to Midland A-257 and A-119 valves. . . .                 +$35        +$35
-------------------------------------------------------  -------------------  ----------
   Graphoil gaskets, Viton B O-rings. . . . . . . . . .                +$160       +$160
-------------------------------------------------------  -------------------  ----------
   Universal Chemtrec decal . . . . . . . . . . . . . .                 +$25        +$25
-------------------------------------------------------  -------------------  ----------
   Hempel 4588 exterior paint . . . . . . . . . . . . .            no charge    o charge
-------------------------------------------------------  -------------------  ----------
   Nitrogen purge with 2% oxygen and 5# Nitrogen pad. .                +$575         N/A
-------------------------------------------------------  -------------------  ----------
   Nitrogen purge with 1% oxygen and 5# pad . . . . . .                  N/A       +$695
-------------------------------------------------------  -------------------  ----------
   Miner series 2000 brake beams. . . . . . . . . . . .            no charge   no charge
-------------------------------------------------------  -------------------  ----------
   Miner Side Bearings TCC III 45 L-T . . . . . . . . .                 +$85        +$85
-------------------------------------------------------  -------------------  ----------
   Reconditioned wheel sets from Progress Rail/Meridian               -$1530      -$1530
-------------------------------------------------------  -------------------  ----------
   Lift Assist. . . . . . . . . . . . . . . . . . . . .                +$120       +$120
-------------------------------------------------------  -------------------  ----------
   ASF Super Service Ridemaster trucks. . . . . . . . .                  N/A         N/A
-------------------------------------------------------  -------------------  ----------
   Buckeye Barber S2D trucks. . . . . . . . . . . . . .                +$350       +$350
-------------------------------------------------------  -------------------  ----------
   Morton running boards. . . . . . . . . . . . . . . .            no charge   no charge
-------------------------------------------------------  -------------------  ----------
   Product Deflector. . . . . . . . . . . . . . . . . .                 +$45        +$45
-------------------------------------------------------  -------------------  ----------
   Nova response decal. . . . . . . . . . . . . . . . .                  N/A        +$15
-------------------------------------------------------  -------------------  ----------
                                                                        +$50        +$50
   Security Dome feature.
-------------------------------------------------------
   Invoice Sales Price. . . . . . . . . . . . . . . . .             +$74,660    +$74,795
-------------------------------------------------------  -------------------  ----------

SCHEDULE  C-2:  SELLING  PRICES

1. The reconditioned wheel set allowance is applicable to the first 60 tank cars. The allowance for the remaining tank cars is subject to the price in effect at the time wheel sets are ordered.
2. PLMX (25) cars are for Nova but reporting marks will not be assigned until cars are completed. Add Nova response decal, 1% oxygen purge and change safety relief setting from 300 psi to 330 psi.
3. By mutual agreement of the parties, PLM or RI may select options for Outrigger Boards at an additional cost of $265 per Purchased Rail Car and $2.10 per month per Leased Rail Car and Aluminized Safety Valve Spring at an additional cost of $40.00 per Purchased Rail Car and $.32 per leased Rail Car. Other components and parts options shall be quoted separately upon request by PLM or RI.
4. The reporting marks and numbers for the 340W Rail Cars are PLMX 135001-135??? and for the 400W Rail Cars are PLMX 137001-137???. Each number series remains open through the term of the amended agreement.


DOT112A340W
TANK CARS
                                                         PLMX 135001-   PLMX 135151-   PLMX 135156-   PLMX 135191-
                                                              135150         135155         135190         135230
                                                         ------------  -------------  -------------  ------------
CUSTOMER ASSIGNMENTS. . . . . . . . . . . . . . . . . .                                      Exxon         Terra
-------------------------------------------------------  ------------  -------------  -------------  ------------
Quantity. . . . . . . . . . . . . . . . . . . . . . . .          150              5            35             40
-------------------------------------------------------  ------------  -------------  -------------  ------------
Base contract price . . . . . . . . . . . . . . . . . .  $       565    $       565    $      565     $      565
-------------------------------------------------------  ------------  -------------  -------------  ------------
   2" Rego TA7894P Valves . . . . . . . . . . . . . . .    no charge      no charge     no charge      no charge
-------------------------------------------------------  ------------  -------------  -------------  ------------
   MGM gauge device and other valves. . . . . . . . . .      - $1.98        - $1.98        -$1.98            N/A
-------------------------------------------------------  ------------  -------------  -------------  ------------
   Midland gauge device B-612-S . . . . . . . . . . . .          N/A            N/A      no charge     no charge
-------------------------------------------------------  ------------  -------------  -------------  ------------
   Change back to Midland A-257 and A-119 valves. . . .        +$.28          +$.28          +$.28         +$.28
-------------------------------------------------------  ------------  -------------  -------------  ------------
   Garlock 3300 gaskets . . . . . . . . . . . . . . . .        +$.12          +$.12            N/A         +$.12
-------------------------------------------------------  ------------  -------------  -------------  ------------
   Universal Chemtrec decal . . . . . . . . . . . . . .        +$.20          +$.20          +$.20         +$.20
-------------------------------------------------------  ------------  -------------  -------------  ------------
   Hempel 4588 exterior paint . . . . . . . . . . . . .    no charge      no charge      no charge     no charge
-------------------------------------------------------  ------------  -------------  -------------  ------------
   Nitrogen purge with 2% oxygen and 5# Nitrogen pad. .       +$6.93         +$6.93         +$6.93        +$6.93
-------------------------------------------------------  ------------  -------------  -------------  ------------
   Miner series 2000 brake beams. . . . . . . . . . . .    no charge      no charge      no charge     no charge
-------------------------------------------------------  ------------  -------------  -------------  ------------
   Miner Side Bearings TCC III 45 L-T . . . . . . . . .        +$.67          +$.67          +$.67         +$.67
-------------------------------------------------------  ------------  -------------  -------------  ------------
   Reconditioned wheel sets from Progress Rail/Meridian      -$12.10        -$12.10        -$12.10       -$12.10
-------------------------------------------------------  ------------  -------------  -------------  ------------
   Lift Assist. . . . . . . . . . . . . . . . . . . . .        +$.95          +$.95          +$.95         +$.95
-------------------------------------------------------  ------------  -------------  -------------  ------------
   ASF Super Service Ridemaster trucks. . . . . . . . .    no charge            N/A            N/A           N/A
-------------------------------------------------------  ------------  -------------  -------------  ------------
   Buckeye Barber S2D trucks. . . . . . . . . . . . . .          N/A         +$2.77         +$2.77        +$2.77
-------------------------------------------------------  ------------  -------------  -------------  ------------
   Morton running boards. . . . . . . . . . . . . . . .    no charge      no charge      no charge     no charge
-------------------------------------------------------  ------------  -------------  -------------  ------------
   Product Deflector. . . . . . . . . . . . . . . . . .        +$.36          +$.36          +$.36         +$.36
-------------------------------------------------------  ------------  -------------  -------------  ------------
   Garlock 3545 gaskets and Viton A O-rings . . . . . .          N/A            N/A          +$.52           N/A
-------------------------------------------------------  ------------  -------------  -------------  ------------
   Security Dome feature. . . . . . . . . . . . . . . .          N/A            N/A            N/A         +$.40
-------------------------------------------------------  ------------  -------------  -------------  ------------
   Invoice Lease Rate*. . . . . . . . . . . . . . . . .  $    560.43  $      563.20  $      563.60        565.58
-------------------------------------------------------  ------------  -------------  -------------  ------------



SCHEDULE  C-3:  LEASE  RATES

*     Adjustment  of  Lease  Rate  -  The  Lease  Rate  is subject to a one-time
      ---------------------------
adjustment  for  any change in the yield to maturity of on-the-run ten year U.S.
      -
Treasury Notes yielding 5.34% as of March 27, 2002 ("Notes") versus the yield to maturity of such Notes as of the date of delivery of the initial car under the applicable Rider to the Lease. For each 25 basis point change in such yield to maturity, the Lease Rate shall be adjusted $6.00 per car per month.

1. PLMX 135156-135190: Change to Garlock 3545 Gaskets and Viton A O-rings, change specific gravity of gauge rods
2. PLMX 135191-135230: Add security dome, change from MGM to Midland B612-S gauge device.
3. The reconditioned wheel set allowance is applicable to the first 230 tank cars. The allowance for the remaining tank cars is subject to the price in effect at the time wheel sets are ordered.
4. By mutual agreement of the parties, PLM or RI may select options for Outrigger Boards at an additional cost of $265 per Purchased Rail Car and $2.10 per month per Leased Rail Car and Aluminized Safety Valve Spring at an additional cost of $40.00 per Purchased Rail Car and $.32 per leased Rail Car. Other components and parts options shall be quoted separately upon request by PLM or RI.
5. The reporting marks and numbers for the 340W Rail Cars are PLMX 135001-135??? and for the 400W Rail Cars are PLMX 137001-137???. Each number series remains open through the term of the amended agreement.


DOT112A400W
TANK CARS
                                                         PLMX 137001-137060   SEE BELOW
                                                         -------------------  ----------
CUSTOMER ASSIGNMENTS. . . . . . . . . . . . . . . . . .                             Nova
-------------------------------------------------------  -------------------  ----------
Quantity. . . . . . . . . . . . . . . . . . . . . . . .                   35          25
-------------------------------------------------------  -------------------  ----------
Base contract price . . . . . . . . . . . . . . . . . .  $               593  $      593
-------------------------------------------------------  -------------------  ----------
   2" Rego TA7894P Valves . . . . . . . . . . . . . . .            no charge   no charge
-------------------------------------------------------  -------------------  ----------
   MGM gauge device and other valves. . . . . . . . . .              - $1.98     - $1.98
-------------------------------------------------------  -------------------  ----------
   Midland gauge device and other valves. . . . . . . .                  N/A         N/A
-------------------------------------------------------  -------------------  ----------
   Change back to Midland A-257 and A-119 valves. . . .                +$.28       +$.28
-------------------------------------------------------  -------------------  ----------
   Graphoil gaskets, Viton B O-rings. . . . . . . . . .               +$1.27      +$1.27
-------------------------------------------------------  -------------------  ----------
   Universal Chemtrec decal . . . . . . . . . . . . . .                +$.20       +$.20
-------------------------------------------------------  -------------------  ----------
   Hempel 4588 exterior paint . . . . . . . . . . . . .            no charge   no charge
-------------------------------------------------------  -------------------  ----------
   Nitrogen purge with 2% oxygen and 5# Nitrogen pad. .               +$6.93         N/A
-------------------------------------------------------  -------------------  ----------
   Nitrogen purge with 1% oxygen and 5# pad . . . . . .                  N/A      +$8.37
-------------------------------------------------------  -------------------  ----------
   Miner series 2000 brake beams. . . . . . . . . . . .            no charge   no charge
-------------------------------------------------------  -------------------  ----------
   Miner Side Bearings TCC III 45 L-T . . . . . . . . .                +$.67       +$.67
-------------------------------------------------------  -------------------  ----------
   Reconditioned wheel sets from Progress Rail/Meridian              -$12.10     -$12.10
-------------------------------------------------------  -------------------  ----------
   Lift Assist. . . . . . . . . . . . . . . . . . . . .                +$.95       +$.95
-------------------------------------------------------  -------------------  ----------
   ASF Super Service Ridemaster trucks. . . . . . . . .                  N/A         N/A
-------------------------------------------------------  -------------------  ----------
   Buckeye Barber S2D trucks. . . . . . . . . . . . . .               +$2.77      +$2.77
-------------------------------------------------------  -------------------  ----------
   Morton running boards. . . . . . . . . . . . . . . .            no charge   no charge
-------------------------------------------------------  -------------------  ----------
   Product Deflector. . . . . . . . . . . . . . . . . .                +$.36       +$.36
-------------------------------------------------------  -------------------  ----------
   Nova response decal. . . . . . . . . . . . . . . . .                  N/A       +$.12
-------------------------------------------------------  -------------------  ----------
                                                                       +$.40       +$.40
   Security Dome feature.
-------------------------------------------------------
   Invoice Lease Rate*. . . . . . . . . . . . . . . . .             +$592.75    +$594.31
-------------------------------------------------------  -------------------  ----------

SCHEDULE  C-4:  LEASE  RATES

*     Adjustment  of  Lease  Rate  -  The  Lease  Rate  is subject to a one-time
      ---------------------------
adjustment  for  any change in the yield to maturity of on-the-run ten year U.S.
      -
Treasury Notes yielding 5.34% as of March 27, 2002 ("Notes") versus the yield to maturity of such Notes as of the date of delivery of the initial car under the applicable Rider to the Lease. For each 25 basis point change in such yield to maturity, the Lease Rate shall be adjusted $6.00 per car per month.

1. The reconditioned wheel set allowance is applicable to the first 60 tank cars. The allowance for the remaining tank cars is subject to the price in effect at the time wheel sets are ordered.
2. PLMX (25) cars are for Nova but reporting marks will not be assigned until cars are completed. Add Nova response decal, 1% oxygen purge and change safety relief setting from 300 psi to 330 psi.
3. By mutual agreement of the parties, PLM or RI may select options for Outrigger Boards at an additional cost of $265 per Purchased Rail Car and $2.10 per month per Leased Rail Car and Aluminized Safety Valve Spring at an additional cost of $40.00 per Purchased Rail Car and $.32 per leased Rail Car. Other components and parts options shall be quoted separately upon request by PLM or RI.
4. The reporting marks and numbers for the 340W Rail Cars are PLMX 135001-135??? and for the 400W Rail Cars are PLMX 137001-137???. Each number series remains open through the term of the amended agreement.